UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 29, 2016

EPIRUS BIOPHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51171	04-3514457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

699 Boylston Street
Eighth Floor
Boston, MA 02116

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 600-3497

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 29, 2016, EPIRUS Biopharmaceuticals, Inc. (the “Company”) entered into an At-the-Market Sales Agreement (the “Sales Agreement”) with BTIG, LLC (“BTIG”), pursuant to which the Company may sell at its option from time to time up to an aggregate of $30 million in shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), through BTIG, as sales agent (the “Offering”).

Sales of the Common Stock made pursuant to the Sales Agreement, if any, will be made under the Company’s previously filed and currently effective Registration Statement on Form S-3 (File No. 333-205420). Prior to any sales under the Sales Agreement, the Company will deliver a placement notice to BTIG that will set the parameters for such sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, BTIG may sell the shares, if any, only by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NASDAQ Capital Market, on any other existing trading market for our common stock or to or through a market maker or through an electronic communications network.  If expressly authorized by the Company, BTIG may also sell shares in privately negotiated transactions.  BTIG will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the shares in accordance with the terms of the Sales Agreement and any applicable placement notice. The Company cannot provide any assurances that it will issue any shares pursuant to the Sales Agreement.

The Company has no obligation to sell any shares of Common Stock under the Sales Agreement, and the Company or BTIG may suspend the Offering upon proper notice and subject to other conditions.   The Offering pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all of the Common Stock subject to the Sales Agreement and (b) the termination of the Sales Agreement by either the Company or BTIG. The Company may terminate the Sales Agreement in its sole discretion at any time by giving five days’ prior notice to BTIG. BTIG may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving five days’ prior notice to the Company.

The Company will pay BTIG a commission equal to 3% of the gross proceeds from the sale of shares of Common Stock under the Sales Agreement, if any. Pursuant to the terms of the Sales Agreement, the Company also provided BTIG with customary indemnification rights.  The Company has also agreed to reimburse BTIG for its reasonable out-of-pocket expenses, including the fees and disbursements of counsel to BTIG, incurred in connection with the Offering.

The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include research and development expenditures, clinical trial expenditures, commercialization activities and working capital.

The foregoing description of the Sales Agreement is a summary and is qualified in its entirety by reference to the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the shares of Common Stock being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	At-the-Market Sales Agreement, dated February 29, 2016, by and between EPIRUS Biopharmaceuticals, Inc. and BTIG, LLC
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIRUS BIOPHARMACEUTICALS, INC.

	By:	/s/ Amit Munshi
	Name:	Amit Munshi
	Title:	President and Chief Executive Officer

Date: February 29, 2016

EXHIBIT INDEX

Exhibit Number	Description

1.1	At-the-Market Sales Agreement, dated February 29, 2016, by and between EPIRUS Biopharmaceuticals, Inc. and BTIG, LLC
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)